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                                                                     EXHIBIT 5.1


                      Kramer Levin Naftalis & Frankel LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022-3852


TEL (212) 715-9100                                      47, AVENUE HOCHE
FAX (212) 715-8000                                        75008 PARIS
                                                            FRANCE


                                 April 6, 2000

Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA 19355

             Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We are counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"). We have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series to be issued from time to time pursuant to the terms of an Indenture, the form of which is filed as
Exhibit 4.1 to the Registration Statement (the "Indenture"), and (ii) shares of common stock, par value $0.10 per share ("Common Stock") (the Debt Securities and Common Stock are hereafter collectively referred to as "Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $600,000,000.

     We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

     Based on the foregoing, and subject to the terms of the Securities being otherwise in compliance with then applicable law and to any required action of the Board of Directors of the Company being taken, it is our opinion that:

          (i) when the Indenture is executed by the Company and the trustee thereof and when the Debt Securities are issued in accordance with the terms and conditions of the Indenture and as contemplated in the Registration Statement and any amendments and
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Kramer Levin Naftalis & Frankel LLP

Vishay Intertechnology, Inc.
April 6, 2000
Page 2

     prospectus supplements thereto, the Debt Securities will be legally issued and constitute binding obligations of the Company; and

          (ii) when issued or sold as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, the Common Stock will be legally issued, fully paid and non-assessable.

     We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the corporation laws of the State of Delaware and the laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus which forms a part thereof.

                              Very truly yours,

                              /s/  Kramer Levin Naftalis & Frankel LLP
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                              Kramer Levin Naftalis & Frankel LLP

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